Designated Filer:  Warburg, Pincus Ventures, L.P.
Issuer & Ticker Symbol:  Scientific Learning Corporation (SCIL)
Date of Event Requiring Statement:  August 15, 2007


                                                                    Exhibit 99.3

                            JOINT FILERS' SIGNATURES


WARBURG PINCUS PARTNERS, LLC
By:  Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare                               Date: August 15, 2007
   -------------------------------------------         -------------------------
   Name:   Scott A. Arenare
   Title:  Partner

WARBURG PINCUS LLC

By: /s/ Scott A. Arenare                               Date: August 15, 2007
   -------------------------------------------         -------------------------
   Name:   Scott A. Arenare
   Title:  Member

WARBURG PINCUS & CO.

By: /s/ Scott A. Arenare                               Date: August 15, 2007
   -------------------------------------------         -------------------------
   Name:   Scott A. Arenare
   Title:  Partner


By: /s/ Scott A. Arenare                               Date: August 15, 2007
   -------------------------------------------         -------------------------
   Name:   Charles R. Kaye
   By:     Scott A. Arenare, Attorney-in-Fact*


By: /s/ Scott A. Arenare                               Date: August 15, 2007
   -------------------------------------------         -------------------------
   Name:   Joseph P. Landy
   By:     Scott A. Arenare, Attorney-in-Fact**


* Power of Attorney given by Mr. Kaye was previously filed with the SEC on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

** Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.